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                                                                    EXHIBIT 23.9

                          CONSENT OF FINANCIAL ADVISOR



                                February 26, 1999


         We hereby consent to the inclusion of the Opinion of Janney Montgomery Scott Inc. dated February 18, 1999 as an Annex to the joint proxy statement/prospectus filed as part of the Form S-4 Registration Statement of NCO Group, Inc., and to the references to our firm as Financial Advisor to NCO Group, Inc. in the text of said joint proxy statement/prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                   Sincerely,

                                        /s/Janney Montgomery Scott Inc.
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                                        Janney Montgomery Scott Inc.